UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 18, 2011

COSTCO WHOLESALE CORPORATION

(Exact name of registrant as specified in its charter)

Washington	0-20355	91-1223280
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

999 Lake Drive

Issaquah, WA 98027

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 425-313-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) As previously disclosed, James Sinegal will retire as Chief Executive Officer of the Company on December 31, 2011, but will continue his employment with the Company until February 1, 2013. On October 18, 2011, the Compensation Committee of the Company’s Board of Directors determined the compensation arrangements for Mr. Sinegal during this transition. He will receive a pro rata portion of his annual salary (prescribed by contract as $350,000) until December 31, 2011 while he serves as Chief Executive Officer and will be eligible for an award of one-third of his normal bonus arrangement (a maximum of $66,667), to be determined by the Compensation Committee in January 2012. For the period January 1, 2012, to February 1, 2013, Mr. Sinegal will receive a salary of $100,000 and will not be eligible for a bonus award. He will continue to receive his current employee benefits.

Mr. Sinegal was awarded a grant of 8,333 restricted stock units. One-half will vest upon satisfaction of the performance conditions to be established by the Compensation Committee and the remaining half will vest at February 1, 2013, when Mr. Sinegal’s service as an employee is concluded.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, on October 20, 2011.

COSTCO WHOLESALE CORPORATION

By:	/s/ Richard A. Galanti
Richard A. Galanti,
Executive Vice President and Chief Financial Officer